OPKO To Hold Conference Call on November 10, 2014

MIAMI – November 7, 2014 — OPKO Health, Inc. (NYSE:OPK) will hold a conference call to provide a business update and discuss its third quarter 2014 financial results on Monday, November 10, 2014, before the market opens. OPKO’s senior management team will host a conference call and live audio webcast at 8:30 a.m. ET on Monday, November 10, 2014 to discuss the Company’s results in greater detail.

The conference call will be available via phone and webcast. The conference call dial-in information is listed below. To access the webcast, please log on to the OPKO website at www.opko.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required. A link to the live webcast is also included below.

CONFERENCE CALL & WEBCAST INFORMATION:

WHEN: Monday, November 10, 2014, 8:30 a.m. ET
DOMESTIC & CANADA DIAL-IN: 1-877-407-0789
INTERNATIONAL DIAL-IN: 1-201-689-8562
LIVE WEBCAST LINK: http://investor.opko.com/events.cfm

For those unable to participate in the conference call or webcast, a replay will be available beginning November 10, 2014 at 11:30 a.m. ET until December 10, 2014 at 11:59 p.m. ET. To access the replay, dial 1-877-870-5176 or international dial 1-858-384-5517. The replay passcode is 13595548.

The replay can also be accessed for 30 days on OPKO’s website at www.opko.com.

About OPKO Health, Inc.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

OPKO Health, Inc.
Les Funtleyder (305) 575-6013